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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the aaiPharma, Inc. 1997 Stock Option Plan and the aaiPharma, Inc. 2000 Non-Employee Director Stock Option Plan of our report dated May 14, 2002, with respect to the special-purpose statements of product contribution for the Darvon/Darvocet Product Line of Eli Lilly and Company for the years ended December 31, 2001, 2000, and 1999 included in aaiPharma Inc's Current Report on Form 8-K/A dated May 23, 2002.


                                        /s/ Ernst & Young LLP
                                        ---------------------------------------

Indianapolis, Indiana
May 23, 2002